UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 31, 2009 (July 31, 2009)

Metro Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50961	25-1834776
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3801 Paxton Street, Harrisburg, Pennsylvania	17111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	800-653-6104

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 31, 2009, Metro Bancorp, Inc., formerly known as Pennsylvania Commerce Bancorp, Inc. (“Metro”) and parent company of Metro Bank, and Republic First Bancorp, Inc. (“Republic First”), parent company of Republic First Bank, entered into a First Amendment to the parties’ November 7, 2008, Agreement and Plan of Merger.  Under the merger agreement, Republic First will be merged into Metro.  The First Amendment extends the closing deadline of the merger from July 31, 2009 to October 31, 2009, with the proviso that either party, with notice to the other, could further extend the closing deadline to December 31, 2009 in the event that the parties do not have regulatory approval of the merger by September 30, 2009.

This description of the First Amendment is not a complete description and is qualified in its entirety by reference to the First Amendment which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

 The following exhibits are filed herewith:

Exhibit Number	Exhibit

2.1 99.1	First Amendment to Agreement and Plan of Merger dated as of July 31, 2009 between Metro Bancorp, Inc. and Republic First Bancorp, Inc. Press Release issued July 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metro Bancorp, Inc.
(Registrant)

Date: July 31, 2009	/s/ Mark A. Zody
Mark A. Zody
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1 99.1	First Amendment to Agreement and Plan of Merger dated as of July 31, 2009 between Metro Bancorp, Inc. and Republic First Bancorp, Inc. Press Release issued July 31, 2009.